Contacts:   Peter Hathaway
            Debi Ford
            602-423-2946


                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

             ALLIED WASTE INDUSTRIES, INC. COMPLETES ACQUISITION OF
                        AMERICAN DISPOSAL SERVICES, INC.

      -- Shareholders of Both Companies Overwhelmingly Approve Merger Which
           Creates Third Largest Solid Waste Management Company in U.S. --


     SCOTTSDALE, ARIZONA, OCTOBER 15, 1998 - Allied Waste Industries, Inc. (Nasdaq: AWIN) today announced the completion of its acquisition of American Disposal Services, Inc. (Nasdaq: ADSI) through a merger of American Disposal with a subsidiary of the Company. The merger was approved by an overwhelming majority of the shareholders of both companies at separate meetings held today.

Effective upon closing, American Disposal became a wholly owned subsidiary of Allied Waste, which will now rank as the third largest non-hazardous solid waste management company in the U.S. with estimated annualized revenues of approximately $1.5 billion. The newly combined company is expected to serve more than 2.2 million customers through its operations in 28 states, which include 69 landfills, 109 collection companies and 67 transfer stations.

"We are very pleased to complete this strategic acquisition, and now look forward to combining our operations under one company," said Thomas H. Van Weelden, President and Chief Executive Officer of Allied Waste Industries, Inc. "The combination will place Allied in new markets and provide consolidation opportunities which should increase the return on our investment and help sustain our long-term growth program. This transaction also provides Allied with a broadened geographic base of operations, an enhanced balance sheet, and the infrastructure and resources to pursue additional market development opportunities. This should help further strengthen our position as an industry leader."

At Allied Waste's Special Meeting today, shareholders by an overwhelming margin approved the company's acquisition of American Disposal Services, Inc. More than 99% of the votes cast were in favor of the transaction. In addition to approving the American Disposal acquisition, shareholders at the Allied Waste meeting also overwhelmingly approved an amendment to Allied Waste's charter to increase the authorized number of shares of Allied Waste common stock from 200 million to 300 million shares.



As a result of the merger, holders of the issued and outstanding shares of American Disposal common stock will receive 1.65 shares of Allied Waste common stock for each share of American common stock held by them, with cash being paid in lieu of fractional shares. Approximately 40.7 million Allied Waste shares are being issued in the acquisition. The former stockholders of American will receive information, along with transmittal instructions on how to exchange their American shares for new Allied Waste shares.

American Disposal's common stock will be de-listed from the Nasdaq market system at the close of business today, October 15, 1998.

Allied Waste Industries, Inc., a Nasdaq 100 company headquartered in Scottsdale, Arizona, is a vertically integrated solid waste management company providing non-hazardous waste collection, transfer, recycling and disposal services to approximately 2.2 million residential, municipal and commercial customers located in 28 states. The company conducts its operations through 109 collection companies, 67 transfer stations, 26 recycling facilities and 69 landfills.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those currently anticipated. Examples of such risks and uncertainties include, without limitation, the ability of Allied to continue its vertical integration business strategy in a successful manner; the ability of Allied to successfully pursue an aggressive market development program, including growth opportunities; the ability of Allied to successfully integrate the acquired operations, including American Disposal Services, Inc., and whether and when the transaction will be accretive to Allied's earnings. A description of such forward-looking statements can be found in the company's periodic reports filed with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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